Exhibit 99.1

FIRST AMENDMENT TO
CHANGE OF CONTROL SEVERANCE AGREEMENT

This First Amendment to Change of Control Severance Agreement (this “Amendment”) is by and between Newfield Exploration Company, a Delaware corporation (the “Company”), and __________ (“Executive”) and is made and entered into effective as of February 14, 2006.

WHEREAS, the Company and Executive are parties to that certain Change of Control Severance Agreement dated as of February 17, 2005 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1.             Section 3B of the Agreement shall be deleted and the following shall be substituted therefor:

Except to the extent specifically set forth in a grant agreement under any employee stock incentive plan of the Company, as of the date of Executive’s termination of employment (i) all restricted shares of Company stock of Executive (whether granted before or after the Effective Date) shall become 100% vested and all restrictions thereon shall lapse and the Company shall promptly deliver to Executive unrestricted shares of Company stock and (ii) each then outstanding Company stock option of Executive (whether granted before or after the Effective Date) shall become 100% exercisable.

2.             As amended hereby, the Agreement is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the date written above.

NEWFIELD EXPLORATION COMPANY

By:
Name:
Title:

EXECUTIVE